UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 18, 2018 (June 12, 2018)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On June 12, 2018, Christopher Conover, resigned from his position as Chief Financial Officer of Comstock Holding Companies, Inc. (the “Company”) and was appointed as the EVP-Finance and Strategic Planning of the Company effective as of June 12, 2018. Christopher Guthrie has been appointed as the Chief Financial Officer and principal financial officer of the Company effective as of June 12, 2018.

Mr. Guthrie, 39, has served as Chief Financial Officer of Comstock Partners, LC, since 2013 and brings over 15 years of extensive accounting and finance experience, previously working for Red Zone Capital Management, a private equity fund owned by Dwight Schar and Daniel Snyder. He has also previously served as an audit and transaction services manager at PricewaterhouseCoopers LLP (“PwC”). Mr. Guthrie received a BBA in Finance and a Masters in Professional Accounting degree from the University of Texas at Austin.

Mr. Conover, 36, has served as the Company’s Chief Financial Officer since September 21, 2016, its Interim Chief Financial Officer since November 2015 and previously served as Controller at the Company since January 2012. Mr. Conover has extensive experience in corporate finance, strategic planning, accounting and operations. Prior to joining the Company in 2012, Mr. Conover was the Controller for the Snyder family office and served in public accounting at PricewaterhouseCoopers LLP and Dannible & McKee, LLP, developing extensive experience providing audit and highly technical consulting services for real estate companies of various sizes and asset classes. Mr. Conover is a certified public accountant. Mr. Conover earned a Bachelor of Science in Accounting from Ithaca College.

(d)

On June 12, 2018, A. Clayton Perfall, resigned as a member of the Board of Directors of the Company (the “Board”) and as the Chairman of the Company’s Audit Committee. James McCutcheon, an existing director who has been on the Company’s Audit Committee since December of 2004, has been appointed as the Chairman of the Audit Committee and has been designated as the Audit Committee’s financial expert. Additionally, David Guernsey, also an existing director since 2004, has joined the Company’s Audit Committee. Each of these appointments is effective as of June 12, 2018.

On June 18, 2018, the Company issued a press release announcing these changes. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release by Comstock Holding Companies, Inc., dated June 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2018

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer